UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

RIO VISTA ENERGY PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 3355 El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 563-1828

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 18, 2009, Rio Vista Energy Partners L.P. (Rio Vista) received a letter from the Nasdaq Stock Market (Nasdaq) staff indicating that since Nasdaq did not receive Rio Vista’s Report on Form 10-Q for the period ended September 30, 2009 (September 2009 Delinquent Filing), the September 2009 Delinquent Filing would serve as additional basis for delisting Rio Vista’s securities from The Nasdaq Capital Market. The letter also indicated that the September 2009 Delinquent Filing would be shared with the Listing Qualifications Panel (the “Hearing Panel”) in connection with Rio Vista’s scheduled appearance before the Hearing Panel to appeal Nasdaq’s earlier denial of Rio Vista’s plan of compliance and decision to delist Rio Vista Securities (“Appeal”). The Appeal before the Hearing Panel was held on November 19, 2009.

Rio Vista previously disclosed in its Current Report on Form 8-K filed on August 17, 2009 that the filing of its June 30, 2009 Form 10-Q was going to be delayed and that future filings would be subject to additional contingencies which have yet to be satisfied. Rio Vista did not file its September 30, 2009 Form-10Q. As previously reported, Nasdaq has denied Rio Vista’s plan of compliance with respect to Rio Vista’s failure to file the March 31, 2009 Form 10-Q (Initial Delinquent Filing) and Rio Vista’s June 30, 2009 Form 10-Q (June 2009 Delinquent Filing). In connection with Rio Vista’s request for the Appeal, the Hearing Panel agreed to grant a stay of delisting until the outcome of the Appeal was determined.

On November 19, 2009, the Appeal was held. The outcome of the Appeal is expected to be determined in the near future. If Rio Vista’s Appeal is successful, Rio Vista expects that the continued stay of delisting will be contingent on Rio Vista’s ability to regain compliance in connection with the Initial Delinquent Filing, the June 2009 Delinquent Filing and the September Delinquent Filing in accordance with the terms prescribed by the Hearing Panel. The maximum extension on the stay of delisting that the Hearing Panel can grant Rio Vista to regain compliance with the Initial Delinquent Filing, the June 2009 Delinquent Filing and/or the September 2009 Delinquent Filing is until May 10, 2010.

If the Appeal is unsuccessful and/or Rio Vista cannot regain compliance within any of the terms outlined by the Hearing Panel, Rio Vista’s securities will be immediately delisted, whether or not Rio Vista further appeals the decisions of the Hearing Panel. If Rio Vista’s common units are delisted from the NASDAQ Capital Market, Rio Vista would be required to file all required reports with the Securities and Exchange Commission and Rio Vista expects that its common units will trade in the “Pink Sheets” through a market maker. Delisting by NASDAQ may result in decreased market interest in Rio Vista’s common units, investors and unitholders may experience more difficulty in buying and selling Rio Vista common units, and Rio Vista’s unit price may decline.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of November 23, 2009 announcing that its receipt of the Nasdaq letter indicating that Rio Vista’s failure to file the September 30, 2009 quarterly report would serve as additional basis for delisting Rio Vista securities from Nasdaq and the delinquent filing would be shared with the Listing Qualifications Panel in connection with Rio Vista’s appeal of Nasdaq’s decision to delist Rio Vista securities from the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: November 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 23, 2009.